UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2017 (September 6, 2017)

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 6, 2017, Bunge Limited Finance Corp. (“BLFC”), a wholly owned subsidiary of Bunge Limited (“Bunge”), entered into an unsecured U.S.$865,000,000 (the “Total Commitment”) five year Credit Agreement (the “Credit Agreement”) among BLFC, as borrower, CoBank, ACB, as administrative agent and lead arranger, and certain lenders party thereto from time to time (the “Lenders”).  The Credit Agreement matures on September 6, 2022.  The Credit Agreement amends and restates the existing $865,000,000 Amended and Restated Credit Agreement, dated as of June 17, 2014, among BLFC, as borrower, Cobank, ACB, as administrative agent and lead arranger, and certain lenders party thereto from time to time, that was scheduled to mature on May 30, 2018.  BLFC may use proceeds from future borrowings under the Credit Agreement to fund intercompany advances to Bunge and/or certain Bunge subsidiaries, repay outstanding pari passu indebtedness of BLFC and pay expenses incurred in connection with the Credit Agreement and any pari passu indebtedness of BLFC.

Borrowings under the Credit Agreement will bear interest, at BLFC’s option, at LIBOR plus the Applicable Margin (defined below) or the weekly reset LIBOR then in effect plus the Applicable Margin.  The margin applicable to either a LIBOR or the weekly reset LIBOR borrowing (the “Applicable Margin”) will vary between 1.000% and 1.750% and be based on the higher of the senior long-term unsecured debt rating that Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”) provides of (a) Bunge, or (b) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge, then the Bunge Master Trust or (c) if Moody’s or S&P, as applicable, does not provide such a rating of Bunge and the Bunge Master Trust, then BLFC (the “Rating Level”).  Amounts under the Credit Agreement that remain undrawn are subject to a commitment fee payable quarterly based on the average undrawn portion of the Credit Agreement at rates ranging from 0.125% to 0.275%, varying based on the Rating Level.

The Credit Agreement contains certain customary representations and warranties and affirmative and negative covenants, including certain limitations on the ability of BLFC to, among other things, incur liens, incur indebtedness, sell or transfer assets or receivables or engage in mergers, consolidations, amalgamations or joint ventures, and customary events of default.

The obligations of BLFC under the Credit Agreement are guaranteed by Bunge pursuant to a separate Guaranty Agreement, dated September 6, 2017 (the “Guaranty”).  The Guaranty contains certain customary representations and warranties and affirmative and negative covenants.  The Guaranty requires Bunge to maintain a specified minimum consolidated net worth, a maximum consolidated adjusted net debt to consolidated adjusted capitalization ratio, a minimum current assets to current liabilities ratio and a maximum principal balance of secured indebtedness.  The Guaranty also includes certain limitations on the ability of Bunge to engage in merger, consolidation or amalgamation transactions or sell or otherwise transfer all or substantially all of its property, business or assets.

From time to time, certain of the Lenders under the Credit Agreement and/or their affiliates provide financial services to Bunge, BLFC and other subsidiaries of Bunge.

The Credit Agreement and the Guaranty are included as Exhibits 10.1, and 10.2, respectively, hereto and are incorporated by reference herein.  The foregoing descriptions of the Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated September 6, 2017

10.2	Guaranty by Bunge Limited pursuant to the Credit Agreement, dated September 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 7, 2017

BUNGE LIMITED

By:	/s/ Carla Heiss
	Name:	Carla Heiss
	Title:	Deputy General Counsel, Secretary and Chief Compliance Officer

EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated September 6, 2017

10.2	Guaranty by Bunge Limited pursuant to the Credit Agreement, dated September 6, 2017